SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2006

AMERITYRE CORPORATION

(Exact name of registrant as specified in its charter)

NEVADA	33-94318-C	87-0535207
(State or other jurisdiction	(Commission File Number)	(IRS Employer ID No.)
of incorporation)

1501 Industrial Road, Boulder City, Nevada  89005

(Address of principal executive office)

Registrant's telephone number, including area code: (702) 294-2689

Copies to:

John C. Thompson, Esq.

John C. Thompson, LLC

1371 East 2100 South, #202

Salt Lake City, Utah 84105

Phone: (801) 363-4854

Fax: (801) 606-2855

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

Effective February 1, 2006 (the “Closing Date”), Amerityre Corporation (the “Company”) completed a private placement for $3,870,000 in offering proceeds. The Company sold 107,500 Units of the Company’s securities at a purchase price of $36.00 per Unit. Each Unit consists of eight (8) shares of the Company's Common Stock, $0.001 par value (the "Common Stock"), a Class A Warrant (the “Class A Warrant”) for the purchase of one share of Common Stock at an exercise price of $5.00 exercisable for a 3 year period and a Class B Warrant (the “Class B Warrant”) for the purchase of one share of Common Stock at an exercise price of $5.50 exercisable for a 5 year period.  The Warrants may also be exercised through a cashless exercise based on the difference between the market price on the date of exercise and the exercise price.  The exercise prices of the Class A Warrants and Class B Warrants are subject to adjustment in certain events, including, without limitation, upon the Company’s consolidation, merger or sale of all of substantially all of its assets, a reclassification of the Company’s Common Stock, or any stock splits or combinations with respect to the Common Stock.

Purchasers of the Units have been granted registration rights in connection with the private placement.  The Company shall use its best efforts to file a registration statement with the Commission within 45 days after the Closing Date and cause the registration statement to be declared effective by the SEC within 120 days after the Closing Date (if there are no comments from the SEC) or 180 days (if comments are received from the SEC) (the "Effective Date") in order to register the shares of Common Stock underlying the Units sold in the offering (the “Registrable Securities”) for resale and distribution by the investors (the "Registration Statement").  The Company will register approximately 1,075,000 shares of Common Stock which represents the total number of shares of Common Stock plus the shares of Common Stock issuable upon exercise of the Class A and Class B Warrants.  The Registrable Securities shall be reserved and set aside exclusively for the benefit of each investor.

The Class A and Class B Warrants are subject to redemption by the Company.  The Company has the right to redeem either the Class A or Class B Warrants beginning ninety (90) days from the Effective Date of the Registration Statement, if at any time following the Effective Date, the average closing bid price for the Common Stock in the over-the-counter market is at least $5.50 per share (with respect to the Class A Warrants) or $6.05 per share (with respect to the Class B Warrants),  for the 20 consecutive trading day period ending not more than 15 days prior to notice of redemption of the Class A and Class B Warrants. The Company’s right to redeem the Class A and Class B Warrants requires the Company to give the holders written notice of redemption of not less than 30 days, and is subject to the right of the holders of the Class A and Class B Warrants to exercise the same in accordance with the terms hereof during the redemption period.  The redemption price for each Class A and Class B Warrant is $0.10 per share.

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”), for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the investors were accredited investors and/or qualified institutional buyers, the investors had access to information about the Company and their investment, the investors took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

ITEM 7.01 - REGULATION FD DISCLOSURE

In connection with the completion of the above offering, the Company has issued a press release dated February 2, 2006 describing the closing of the financing.  The full text of the press release is attached hereto as an exhibit and is incorporated herein by reference.

The information in Item 7.01 of this report shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such a filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)

Exhibits.

Exhibit

No.	Description
4.1	Form of Subscription Documents
4.2	Form of Class A Warrant Issued February 1, 2006
4.3	Form of Class B Warrant Issued February 1, 2006
99	Press release dated February 2, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated February 1, 2006

AMERITYRE CORPORATION

By: /S/ Elliott N. Taylor

Elliott N. Taylor

Executive Vice-President